UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2006

Transocean Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Greenway Plaza, Houston, Texas		77046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 232-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

Transocean Inc. (the "Company," "we," "us" or "our") has previously announced a share repurchase program of $4.0 billion, and authority to repurchase $2.6 billion of its ordinary shares under the program remained as of July 31, 2006. The Company has also announced plans to fund the program from current and future cash balances and debt. In connection with a presentation made by officers of the Company, technical problems resulted in a portion of the presentation not being broadcast, including certain comments by Chief Executive Officer Mr. Robert L. Long relating to the Company’s share repurchase program. In those comments, Mr. Long stated that the Company believes it is unlikely that it would accelerate the repurchase program to the extent of several years worth of estimated excess cash flow. The Company would carefully consider borrowing additional funds to accelerate some of the repurchases that are likely to be made over a near term period such as eight to 12 months. However, no decision has been made with respect to funding share repurchases with additional debt or the amount of such debt which could be incurred for these purposes.

The repurchase program does not have an established expiration date and may be suspended or discontinued at any time. There can be no assurance regarding the number of shares that will be repurchased under the program. Under the program, repurchased shares are retired and returned to unissued status.

Forward-Looking Disclaimer

Statements regarding share repurchases, including completion of program, timing, funding and amount of any potential debt funding, as well as any other statements that are not historical facts in the statements above, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with international operations, future financial results, actions by customers and other third parties, factors affecting the supply of drilling rigs, including newbuilds, reactivations and the reallocation of current rigs, factors affecting the duration of contracts including well-in-progress provisions, the actual amount of downtime, factors resulting in reduced applicable dayrates, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

The information in Item 7.01 of this report is being furnished, not filed. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transocean Inc.

August 9, 2006	By:	/s/ William E. Turcotte

Name: William E. Turcotte
Title: Vice President, Associate General Counsel